Rule 424(b)(2)
			Registration Nos. 333-50197
	NASD File No. 961029005
	Cusip #: 52517PPX3

PRICING SUPPLEMENT NO. 348
Trade Date: March 25, 1999 to Prospectus
Supplement dated May 4, 1998
and Prospectus dated May 4, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100.00%

Agent's Commission: .250%

Original Issue Date: 04/08/99

Interest Rate Per Annum:  7.00%

Interest Payment Dates: Monthly on the 8th, commencing on May 8, 1999

Maturity Date:  04/18/14

Call Option: The Issuer has the right to call the Issue every two years at par on or after the First Call Date. Call Notice is 30 calender days.

First Call Date:   April 8, 2001

These Notes, issued under Pricing Supplement No. 348, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $35,000,000 and relates only to Pricing Supplement No. 348. Medium-Term Notes, Series E are not limited as to a total amount authorized. To date, including this offering, an aggregate of $17,714,204,288 Medium-Term Notes, Series E has been issued and an aggregate $9,666,287,201 are outstanding.

The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.

















































Lehman Brothers Holdings

By:________________________
						Name: Kathryn M. Bopp Flynn
						Title: Senior Vice President